 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2014

MEDICUS HOMECARE INC.

(Exact name of registrant as specified in its charter)

NEVADA	333 -191251	33-1227048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waiblingerstrasse 34 Stuttgart, Germany		70372
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		+49 157 894 69537

OVERTECH CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 12, 2014, Overtech Corp. (the “Company”) changed its name to “Medicus Homecare Inc.” (the “Name Change”).  To effect the Name Change, the Company’s wholly-owned subsidiary, Medicus Homecare Inc., merged with and into the Company, with the Company continuing as the surviving entity.  Other than the Name Change, no other changes were made to the Company’s articles of incorporation and shareholder approval for the merger was not required.

As a result of the Name Change, the Company’s stock symbol has been changed to MDCR effective on the open of business on December 12, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated November 20, 2014 between Overtech Corp. (as surviving company) and Medicus Homecare Inc. (as merging entity).
3.1	Certificate of Merger.
3.2

Articles of Merger between Overtech Corp. (as surviving company) and Medicus Homecare Inc. (as merging entity), with surviving entity changing its name to "Medicus Homecare Inc." effective December 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICUS HOMECARE INC.

Date: December 12, 2014

By:

/s/ Orhan Karahodza

Dr. Orhan Karahodza

Chief Executive Officer, President,

Secretary, Treasurer & Director

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